Exhibit 5.1

Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219-4413 Phone: 412-562-8800 Fax: 412-562-1041 www.bipc.com

July 10, 2026

Smith Micro Software, Inc.

5800 Corporate Drive

Pittsburgh, PA 15237

Re: Registration Statement on Form S-8 Filed by Smith Micro Software, Inc.

Ladies and Gentlemen:

We have acted as counsel to Smith Micro Software, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 600,000 additional shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the terms of the Smith Micro Software, Inc. Amended and Restated Omnibus Equity Incentive Plan, as amended (the “Plan”).

In connection with such proposed issuance, we have examined (i) the Plan; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended and as currently in effect; (iii) the Amended and Restated Bylaws of the Company, as amended and as currently in effect; (iv) the relevant corporate proceedings of the Company; (v) the Registration Statement on Form S-8 (the “Registration Statement”) covering the registration for issuance of the Shares under the Plan; and (vi) such other documents, records, certificates of public officials, statutes, and decisions as we consider necessary to express the opinions contained herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized forms of applicable award agreements thereunder (collectively, the “Award Agreements”), have been duly authorized and, upon issuance or delivery and sale in accordance with the Plan and the Award Agreements, the Shares will be validly issued, fully paid, and non-assessable.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the Delaware General Corporation Law, as amended. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares in accordance with the Plan and the Award Agreements will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions. In rendering the opinion above, we have assumed that each award under the Plan will be approved by the Board of Directors of the Company or an authorized committee thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S K, promulgated under the Securities Act.

This opinion has been prepared for your use in connection with the issuance of the Shares under the Plan and speaks as of the date hereof. We assume no obligation to advise you of any fact, circumstance, event, or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Very truly yours, Buchanan Ingersoll & Rooney PC By: /s/ Brian Novosel____________________________ Brian Novosel, Assistant Vice President – Opinions